UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024

FrontView REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-42301	93-2133671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 McKinney Avenue, Suite L10,
Dallas, Texas 75204
(Address of principal executive offices)

Registrant’s telephone number, including area code: (469) 906-7300

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock $0.01 par value per share	FVR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

On October 3, 2024, FrontView REIT, Inc. (the “Company” and, unless the context otherwise requires, together with its consolidated subsidiaries, “we,” “us,” or “our”) closed its registered underwritten public offering (the “Offering”) of 13,200,000 shares of common stock, $0.01 par value per share (the “Common Stock”), pursuant to the Company’s registration statement on Form S-11 (File No. 333-282015) (the “Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Underwriting Agreement

In connection with the Offering, the Company entered into the Underwriting Agreement, dated October 1, 2024, by and among the Company, FrontView Operating Partnership LP (the “Operating Partnership”) and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and BofA Securities, Inc., as representatives of the several underwriters named therein (the “Underwriting Agreement”). The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company and the Operating Partnership, customary conditions to closing, indemnification obligations of the Company, the Operating Partnership and the underwriters, including for liabilities under the Securities Act, certain other obligations of the parties and termination provisions. The underwriters have a 30-day option to purchase 1,980,000 additional shares of Common Stock.

The summary above is qualified in its entirety by the text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Partnership Agreement of FrontView Operating Partnership LP

On October 3, 2024, the Company, as sole general partner of the Operating Partnership, entered into an amended and restated partnership agreement of the Operating Partnership (the “Partnership Agreement”). As described in the Registration Statement, pursuant to the Partnership Agreement, the Company became the sole general partner of the Operating Partnership. The Company will contribute the net proceeds received by it from the Offering to the Operating Partnership in exchange for common units in the Operating Partnership (“OP Units”).

The Company is the sole general partner of, and currently owns approximately 56.0% of the Operating Partnership. Except as otherwise expressly provided in the Partnership Agreement, the Company, as general partner, has the exclusive power to manage and conduct the business of the Operating Partnership. The Company will own substantially all of the Operating Partnership’s assets and conduct substantially all of its operations, through the Operating Partnership. The Company’s interest in the Operating Partnership generally entitles it to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to its percentage ownership of the OP Units.

The foregoing description of the Partnership Agreement, is only a summary and is qualified in its entirety by reference to the full text of the Partnership Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Contribution Agreements

On October 2, 2024, NADG NNN Property Fund (US) Limited Partnership (“US LP”) and the Operating Partnership entered into a Contribution Agreement (the “US LP Contribution Agreement”). The US LP Contribution Agreement effectuated the contribution by US LP of common units in NADG NNN Property Fund LP ( the “Fund REIT”) to the Operating Partnership, in exchange for the issuance by the Operating Partnership of OP Units to US LP.

On October 2, 2024, NADG NNN Convertible Preferred (Canadian) LP (the “Canadian Preferred Investment Entity”) and the Operating Partnership entered into a Contribution Agreement (the “Canadian Preferred Contribution Agreement”). The Canadian Preferred Contribution Agreement effectuated the contribution by the Canadian Preferred Investment Entity of preferred equity interests in NADG NNN Operating LP to the Operating Partnership, in exchange for the issuance by the Operating Partnership of OP Units to the Canadian Preferred Investment Entity.

On October 3, 2024, certain unit holders (each, a “Contributing Party”) in the Fund REIT and the Operating Partnership entered into a Contribution Agreement (the “Common Investor Contribution Agreement”). The Common Investor Contribution Agreement effectuated the contribution by the Contributing Parties of common units in the Fund REIT to the Operating Partnership, in exchange for the issuance by the Operating Partnership of OP Units and/or Common Stock to each Contributing Party.

On October 3, 2024, certain unit holders (“US Preferred Contributing Parties”) in NADG NNN Convertible Preferred LLC (the “US Preferred Investment Entity”) and the Operating Partnership entered into a Contribution Agreement (the “US Preferred Contribution Agreement”). The US Preferred Contribution Agreement contains mechanical provisions that effectuate the contribution by the US Preferred Contributing Parties of preferred equity interests in the US Preferred Investment Entity to the Operating Partnership, in exchange for the issuance by the Operating Partnership of OP Units to each US Preferred Contributing Party.

The foregoing description of the Contribution Agreements is only a summary and is qualified in its entirety by reference to the full text of the Contribution Agreements, copies of which are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

FrontView REIT, Inc. 2024 Omnibus Equity and Incentive Plan

Our 2024 Omnibus Equity and Incentive Plan (the “2024 Equity Incentive Plan”) was adopted in connection with the closing of the Offering. A description of the 2024 Equity Incentive Plan is set forth under the heading “Executive Compensation — Material Terms of the 2024 Equity Incentive Plan” in our Registration Statement, and such description is incorporated herein by reference.

The foregoing description of the 2024 Equity Incentive Plan is only a summary and is qualified in its entirety by reference to the full text of the 2024 Equity Incentive Plan, a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Employment Agreements

Employment agreements entered into with each of Stephen Preston, Randall Starr, Timothy Dieffenbacher, and Drew Ireland became effective upon the closing of the Offering on October 3, 2024. A description of such employment agreements is set forth under the headings “Executive Compensation — Narrative Disclosure — Executive Officer Employment Agreements” and “Executive Compensation — Payments upon Certain Events of Termination or Change in Control” in our Registration Statement, and such description is incorporated herein by reference.

The foregoing description of the Employment Agreements is only a summary and is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are filed as Exhibits 10.7, 10.8, 10.9 and 10.10 to this Current Report on Form 8-K and incorporated herein by reference.

Indemnification Agreements

The Company entered into an indemnification agreement with each of the Company’s directors and executive officers effective as of October 2, 2024 (collectively, the “Indemnification Agreements”). The Indemnification Agreements provide, in general, that the Company will indemnify these individuals to the maximum extent permitted under Maryland law and the Company’s charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified upon our receipt of certain affirmations and undertakings. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

The foregoing description of the Indemnification Agreements is only a summary and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.11 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On October 3, 2024, we repaid borrowings under (i) our senior secured revolving credit facility with an aggregate principal balance of approximately $150.0 million and terminated the associated Credit Agreement, dated as of July 30, 2021 by and among the OP, CIBC Bank USA, as administrative agent and collateral agent, the lenders parties thereto and the other parties thereto and (ii) our senior secured term loan facility with an aggregate principal balance of approximately $16.0 million and terminated the associated Loan and Security Agreement, dated as of March 31, 2022 by and among the 50/50 Joint Venture and CIBC Bank USA, as administrative agent and collateral agent, and the other parties thereto, each as amended from time to time, using a portion of the net proceeds from the Offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

FrontView REIT, Inc. 2024 Omnibus Equity and Incentive Plan

The information set forth in Item 1.01 under the heading “FrontView REIT, Inc. 2024 Omnibus Equity and Incentive Plan” is incorporated herein by reference.

Employment Agreements

The information set forth in Item 1.01 under the heading “Employment Agreements” is incorporated herein by reference.

Indemnification Agreements

The information set forth in Item 1.01 under the heading “Indemnification Agreements” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

1.1
Underwriting Agreement, dated October 1, 2024, among FrontView REIT, Inc., FrontView Operating Partnership LP and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and BofA Securities, Inc., as representatives of the several underwriters named therein.

10.1	Amended and Restated Partnership Agreement of FrontView Operating Partnership LP, dated as of October 3, 2024.

10.2	Contribution Agreement, dated as of October 3, 2024, by and between certain individual investors in NADG NNN Property Fund LP and FrontView Operating Partnership LP.

10.3	Contribution Agreement, dated as of October 3, 2024, by and between certain individual investors in NADG NNN Convertible Preferred LLC and FrontView Operating Partnership LP.

10.4	Contribution Agreement, dated as of October 2, 2024, by and between NADG NNN Property Fund (US) Limited Partnership and FrontView Operating Partnership LP.

10.5	Contribution Agreement, dated as of October 2, 2024, by and between NADG NNN Convertible Preferred (Canadian) LP and FrontView Operating Partnership LP.

10.6†
FrontView REIT, Inc. 2024 Omnibus Equity and Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-282496), filed on October 4, 2024).

10.7†	Employment Agreement with Stephen Preston, dated as of October 3, 2024.

10.8†	Employment Agreement with Randall Starr, dated as of October 3, 2024.

10.9†	Employment Agreement with Drew Ireland, dated as of October 3, 2024.

10.10†	Employment Agreement with Timothy Dieffenbacher, dated as of October 3, 2024.

10.11
Form of Indemnification Agreement, between FrontView REIT, Inc. and each of its officers and directors (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-11 (File No. 333-282015), filed on September 9, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTVIEW REIT, INC.

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Chairman, Co-Chief Executive Officer and Co-President

Date:	October 7, 2024